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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):      July 27, 2001

                             SUN EXPRESS GROUP, INC.
             (Exact name of registrant as specified in its charter)

        FLORIDA                       33-42498                   65-024624
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation                 File Number)            Identification No.)

1515 University Drive, Suite 111-C, Coral Springs, Florida              33065
(Address of principal executive offices)                               (ZipCode)


Registrant's telephone number, including area code (561) 662-4928


          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

The acquisition of RadioTV Network, Inc.("RTV"), more fully described in Item 2, in exchange for common stock of Company, has resulted in a change in control of the Company. 40,000,000 shares of common stock have been issued to RTV shareholders in consideration of the acquisition. A breakdown of new shareholders holding 5% or more of the outstanding stock of the Company is as follows:

ALCHEMY MEDIA, LLC                      17,902,500 Shares of Common Stock (28%)

RTV MEDIA CORP.                         10,852,500 Shares of Common Stock (17%)

COLEMAN FAMILY TRUST                     7,050,000 Shares of Common Stock (11%)

Lawrence Rogow, is the Chairman of Alchemy Media, LLC that has investments in several media companies. Mr. Rogow is also Co-Founder and President of Venture Technologies Group ("Ven Tech") where he is responsible for the long-term growth of the privately held Telecommunications Company. Mr. Rogow supervises the operation of Ven Tech's 18 broadcast television stations nationwide, including stations in Los Angeles, Las Vegas, Salt Lake City and Seattle. Mr. Rogow was one of the founders of Valuevision International, the third largest home shopping network and has an interest in Allegro Communications Company and is co-owner of The Loop Internet Switch Company, as Los Angeles based ISP.

Additional board members (post-merger):

T. Joseph Coleman, is the President of RTV Media Corp and the CEO of the RadioTV Network Inc subsidiary of Sun. Mr. Coleman was the founder and Chairman of the Atlantic Entertainment Group that from its inception in 1974 until its sale in 1989 was one of the largest and leading independent producer/distributors of motion pictures in the world. Subsequently Mr. Coleman founded the Independent Telemedia Group ("INDE") a national market NASDAQ public company that acquired and developed companies in emerging entertainment sectors. After resigning as Co-chairman of INDE Mr. Coleman has pursued several, entertainment and media related businesses.

William H. Coleman, is Trustee of the Coleman Family Trust. Mr. Coleman is presently Chairman of the Coleman Media Group, which has interests in several media, related businesses including radio syndication. Mr. Coleman is also Treasurer and a Director of Egolf.com Incorporated, an online retail golf business and he has formerly held executive positions with the Atlantic Entertainment Group and Independent Telemedia Group.

Item 2. Acquisition or Disposition of Assets.

After an extensive search for the appropriate business to launch the re-activated company, Company has acquired the RadioTV Network, Inc ("RTV") which will be operated as a wholly owned subsidiary of Company. RTV is a new television network that produces and broadcasts television adaptations of top rated radio programs.

RadioTV Network Inc ("RTV"), while not a "development stage company," is in the early stages of developing its concept. Founded in 1998, RTV intends to create a new television network that will produce and distribute television versions of top rated radio programs.

RTV has test marketed its business concept in the Pittsburgh and Chicago markets and has agreements with some of the most successful radio personalities in the United States. RTV intends to initially broadcast its programs in the originating, local markets and via syndication and the Internet. Once several programs are established, RTV will aggregate the shows for distribution via prospective national digital and analog carriers.

On July 16, 2001, Company acquired RTV by means of a merger with its wholly owned subsidiary, SUN EXPRESS MERGER CORP, with RTV as the surviving entity. RTV shareholders have received 40,000,000 shares of Company common stock in consideration of the merger. Additional terms and conditions of the merger are set forth in Exhibits 1 and 2, attached hereto and incorporated by reference at this point.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.
Not applicable.

Item 5. Other Events and Regulation FD Disclosure.

The name of the Company is being changed from Sun Express Group, Inc. to Sun Network Group, Inc. pending receipt of filing of amended articles from Florida Secretary of State. The Company anticipates that the outstanding shares of the Company will be reduced by a forward split of 1 for 3 prior to the filing of a Form 211 and the initiation of trading on the OTCBB in the near term.

Item 6. Resignations of Registrant's Directors.

Board members EDWARD L. REID and ROBERT J. MUNSON have resigned from the Company's Board of Directors effective July 16, 2001.

Item 7. Financial Statements and Exhibits.

(1)         AGREEMENT AND PLAN OF MERGER dated July 16, 2001*

(2)         EMPLOYMENT AGREEMENT*

(3)         FINANCIAL STATEMENTS FOR RADIO TV NETWORK INC.*

*  Previously Filed

Item 8. Change in Fiscal Year.

The fiscal year of the Company is changed to December 31 to conform to the fiscal year of RTV. Since the transaction is accounted for as a recapitalization, a transition report is not required. Item 7 contains the audited financial statements of RTV for the fiscal year ended December 31, 2000.

Item 9. Regulation FD Disclosure.

Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Sun Express Group, Inc.
                                    -------------------------------------------
                                                   (Registrant)

Date   July 30, 2001                /s/ Guy T. Lindley
     -------------------------      -------------------------------------------
                                    Guy T. Lindley, President, Director and CEO




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